UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2026

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
August 2026 Distributions
On August 31, 2026, Invesco Real Estate Income Trust Inc. (the "Company") declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.1395	$0.0189	$0.1206
Class S Common Stock	$0.1395	$0.0188	$0.1207
Class D Common Stock	$0.1395	$0.0056	$0.1339
Class I Common Stock	$0.1395	$0.0000	$0.1395
Class E Common Stock	$0.1395	$0.0000	$0.1395
Class N Common Stock	$0.1395	$0.0000	$0.1395
Class S-PR Common Stock	$0.1395	$0.0055	$0.1340
Class K-PR Common Stock	$0.1395	$0.0000	$0.1395
The net distribution for each class of common stock is payable to stockholders of record immediately following the close of business on August 31, 2026 and will be paid on or about September 11, 2026. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: August 31, 2026